Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of December 6, 2021, by and between Pathfinder Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (“Pathfinder”), and ServiceMax, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, Pathfinder, Serve Merger Sub, Inc., a Delaware corporation, and the Company entered into that certain Amended and Restated Business Combination Agreement, dated as of August 11, 2021 (as amended, supplemented or otherwise modified prior to the date hereof, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 6.1(a) of the Business Combination Agreement, Pathfinder and the Company may terminate the Business Combination Agreement at any time prior to the Effective Time by mutual written consent; and

WHEREAS, Pathfinder and the Company desire to terminate the Business Combination Agreement pursuant to Section 6.1(a) thereof.

NOW, THEREFORE, Pathfinder and the Company, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1. Termination. Each of Pathfinder and the Company hereby irrevocably agrees and consents to the termination of the Business Combination Agreement pursuant to Section 6.1(a) of the Business Combination Agreement, with such termination, for the avoidance of doubt, having the effect set forth in Section 6.2 of the Business Combination Agreement and being effective automatically upon execution and delivery of this Agreement by Pathfinder and the Company. For the avoidance of doubt, (i) each of Pathfinder and the Company further acknowledges and agrees that each Ancillary Document entered into prior to the date hereof shall, upon termination of the Business Combination Agreement pursuant to this Agreement, terminate or no longer be effective, as applicable, in accordance with their respective terms; and (ii) Pathfinder will return any Strategic Investor Financing Amount wired to Pathfinder by any Strategic Investor in connection with any Strategic Investor Subscription Agreement, in accordance with the terms of the underlying Strategic Investor Subscription Agreement.

2. Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

3. Miscellaneous. Sections 7.5, 7.10, 7.15 and 7.16 of the Business Combination Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first written above.

PATHFINDER ACQUISITION CORPORATION

By:	/s/ David Chung
	Name:	David Chung
	Title:	Chief Executive Officer

Signature Page to Termination Agreement

SERVICEMAX, INC.

By:	/s/ Ellen O’Donnell
	Name:	Ellen O’Donnell
	Title:	Chief Legal Officer

Signature Page to Termination Agreement